CONSULTING AGREEMENT

              THIS AGREEMENT is made this 17th day of February 2003.

BETWEEN:
              ALBERTA STAR DEVELOPMENT CORP., a body duly incorporated, and having its office at Suite #200 - 675 W. Hastings St., Vancouver, BC V6B 1N2, Canada

              (hereinafter called the "Company")
OF THE FIRST PART

AND:
              NATIONAL MEDIA ASSOCIATES a body corporate under the laws of the State of California, having an office at 4515 Ocean View Blvd., Suite 305, La Canada, California, 91011, U.S.A.,

              (hereinafter called the "Consultant")
OF THE SECOND PART


WHEREAS:

A. The Consultant is a firm carrying on the business of providing financial relations, media relations and public market development services for emerging gold exploration companies.

B. The Company is desirous of retaining the consulting services of the Consultant on a fixed term basis and the Consultant has agreed to serve the Company as an independent contractor upon the terms and conditions herewith set forth;

              FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1. The Consultant shall provide focused financial relations, media relations and arket development consulting services to the Company, such duties to include:

- (To assist management, as requested, to disseminate the Company's news releases to specifically targeted investors, brokers, equity managers, and financial advisory newsletters - with follow-ups and response devices;

- ( To introduce the Company to a resource-oriented retail, brokerage, and money manager community through programmed contacts, mailings, and management meetings;

              (To  expose  the company as a high-quality, low-cost resource to
financial  advisory   media  and  business   press  through  programmed  media
development activities;

- (These actions are SUBJECT ALWAYS to the control and direction of the Board of Directors of the Company.

2. The Company shall provide to Consultant copies of all proposed literature prior to the dissemination of such literature to any third parties and the Consultant shall not disseminate any such materials or documents without the prior approval of the Company.

3. The term of this Agreement shall be for a period of twelve months (12 months) from the date of this Agreement, subject to cancellation at any time after the first four months upon presentation of 30 days' notice in writing.

4. The fees for services shall be computed at a monthly rate of US $2,500.00 (Two Thousand Five Hundred Dollars in lawful United States currency) with the first installment payable upon the execution of this contract, and each subsequent monthly fee component being payable promptly in subsequent 30-day intervals. Company shall issue a corporate stock option to Consultant for 200,000 shares, set at $.22 each and valid for a three-year term, subject to the approval of regulatory authorities.

5. The Consultant shall be responsible for the payment of its income taxes or GST as shall be required by any governmental entity with respect to compensation paid by the Company to the Consultant.

6. During the term of this Agreement, the Consultant shall provide its services to the Company primarily through George Duggan and Michael Baybak and the Consultant shall ensure that they will be available to provide such services to the Company in a timely manner subject to his availability at the time of the request.

7. Consultant shall bill all expenses of routine communications, including phone, postage, fax, etc., on an itemized and documented basis. For material expenses exceeding in any single instance US $1,000 for any dissemination or distribution programs or related expenses, specific approval shall be sought in writing prior to incurring such expenses, and these will be paid in advance by Company prior to being incurred.

8. The Consultant shall not, either during the continuance of its contract hereunder or any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or its subsidiary or subsidiaries, to any person for its or their own personal benefit or purposes whether or not to the detriment of the Company and shall not use any information it may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries for its own benefit or purposes, or for any purpose other than those of the Company as more particularly described in paragraph 1 above. The Consultant acknowledges that any breach of these provisions may result in damages to the Company which are difficult to measure monetarily, and hereby waives any defense to any application made by the Company for injunctive relief, in addition to any other legal remedy available to the Company.

9. The Company agrees to indemnify and save the Consultant harmless from any loss, costs or expenses incurred as a result of or arising out of the Consultant's dissemination or publication of any documents or literature issued or approved in writing by the Company in accordance with the provisions of paragraph 2 of this Agreement, in the event that it is established by a Court of competent jurisdiction that such materials contain material misrepresentations or false or misleading information, or omit to state a material fact necessary to prevent a statement that is made from being false or misleading.

10. The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of its employment hereunder and use its best efforts to promote the interests of the Company.

11. This Agreement may be terminated forthwith by the Company without prior notice if at any time:

      (a) The Consultant shall commit any breach of any of the provisions herein contained; or

     (b) The Consultant shall be guilty of any misconduct or neglect in the discharge of its duties hereunder; or

     (c) The Consultant shall become bankrupt or make any arrangements or composition with its creditors; or

     (d) If both George Duggan and Michael Baybak shall become of unsound mind or be declared incompetent to handle his own personal affairs.

12. The Company is aware that the Consultant has now and will continue to have business interests in other companies and the Company recognizes that these companies will require a certain portion of the Consultant's time. The Company agrees that the Consultant may continue to devote time to such outside interests, PROVIDED THAT such interests do not conflict with, in any way, the time required for the Consultant to perform its duties under this Agreement.

13. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the prior written consent of the Company.

14. Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at its last business address known to the Secretary of the Company. Any such notice mailed as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of the mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

15. The provisions of this Agreement shall inure to the benefit of and be binding upon the Consultant and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

16.           Every  provision of this Agreement is intended to be  severable.
If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

17. This Agreement is being delivered and is intended to be performed in the Province of British Columbia and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such Province. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

18. This Agreement may be executed by original or facsimile signature in as many counterparts as may be necessary, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

              IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

THE COMMON SEAL of                )
ALBERTA STAR DEVELOPMENT CORP.    )           c/s
hereto affixed in the presence of:)
                                  )
----------------------------------)     per:  -----------------------------
                                  )            Authorized Signatory
                                  )
----------------------------------)           -----------------------------
                                               Date

SIGNED, SEALED AND DELIVERED by  )
NATIONAL MEDIA ASSOCIATES        )
by its authorized signatory      )      NATIONAL MEDIA ASSOCIATES
in the presence of               )
                                 )
---------------------------------)      per:   ----------------------------
Signature of Witness             )              Authorized Signatory
                                 )
---------------------------------)             ----------------------------
Address of Witness               )               Date